                                                                    EXHIBIT 99.1

                         Agreement Relating to Filing of
                           Joint Statement Pursuant to
                               Rule 13d-1(k) Under
                         Securities Exchange Act of 1934

The Undersigned agree that the Statement on Schedule 13D to which this Agreement is attached is filed on behalf of each of them.


Date: October 25, 2006                  By: /s/ Willard J. Van Singel
                                            ------------------------------------
                                            Willard J. Van Singel


                                        By: /s/ John A. Van Singel
                                            ------------------------------------
                                            John A. Van Singel individually and
                                            as custodian of UGMA for Daniel
                                            Van Singel


                                        By: /s/ Linda M. Van Singel
                                            ------------------------------------
                                            Linda M. Van Singel


                                        By: /s/ Willard J. Van Singel
                                            ------------------------------------
                                            Willard J. Van Singel, trustee of
                                            the Willard J. Van Singel Trust


                                        By: VAN SINGEL HOLDINGS, LLC


                                        By: /s/ Willard J. Van Singel
                                            ------------------------------------
                                            Willard J. Van Singel, a member


                                        9